    As filed with the Securities and Exchange Commission on December 8, 2000
                                                      Registration No. 333-87333
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------
                        POST-EFFECTIVE AMENDMENT NO. ONE
                                 TO THE FORM S-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                   AMERICAN BUSINESS FINANCIAL SERVICES, INC.
             (Exact name of Registrant as specified in its charter)

               Delaware                                         6162
-------------------------------------             ------------------------------
   (State or other jurisdiction of                  (Primary Standard Industrial
    incorporation or organization)                   Classification Code Number)


                   AMERICAN BUSINESS FINANCIAL SERVICES, INC.
                              103 Springer Building
                              3411 Silverside Road
                           Wilmington, Delaware 19810
                                 (302) 478-6160
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                               ANTHONY J. SANTILLI
                Chairman, President, Chief Executive Officer and
                             Chief Operating Officer
                   American Business Financial Services, Inc.
                            BalaPointe Office Center
                           111 Presidential Boulevard
                                    Suite 215
                              Bala Cynwyd, PA 19004
                                 (610) 668-2440
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                            JANE K. STORERO, ESQUIRE
                        Blank Rome Comisky & McCauley LLP
                                One Logan Square
                      Philadelphia, Pennsylvania 19103-6998
                                 (215) 569-5500

        Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

        If the registrant elects to deliver its latest annual report to security holders, or a complete and legal facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box. [ ]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]




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        If this Form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this Form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434 please check the following box. [ ]

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

     This Post-effective Amendment No. One is being filed for the purpose of deregistering under the Securities Act of 1933, as amended, $485,365 of principal amount of unsecured subordinated investment notes and money market notes (the "Debt Securities") of American Business Financial Services, Inc. (the "Company") previously registered pursuant to Registration Statement No. 333-87333. The $485,365 in principal amount of the Debt Securities has not been issued as of the date hereof. The Debt Securities registered on the above referenced Registration Statement are no longer being offered for sale by the Company. The offering of the Debt Securities resulted in the sale of the $299,514,135 of principal amount of Debt Securities.
















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


                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of Philadelphia, Commonwealth of Pennsylvania on December 8, 2000.


                                      AMERICAN BUSINESS FINANCIAL SERVICES, INC.


Date: December 8, 2000                      By:  /s/Anthony J. Santilli
                                               ---------------------------------
                                               Anthony J. Santilli, Chairman,
                                               President, Chief Executive
                                               Officer, Chief Operating Officer
                                               and Director (Duly Authorized
                                               Officer

                             ----------------------

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

          SIGNATURE                                     CAPACITY                                 DATE
--------------------------------             ---------------------------------------    ------------------------
/s/Anthony J. Santilli                       Chairman, President, Chief Executive           December 8, 2000
--------------------------------             Officer, Chief Operating Officer and
Anthony J. Santilli                          Director (Principal Executive and
                                             Operating Officer)


/s/Albert W. Mandia                          Executive Vice President and Chief             December 8, 2000
--------------------------------             Financial Officer (Principal Financial
Albert W. Mandia                             and Accounting Officer)

/s/Leonard Becker                            Director                                       December 8, 2000
--------------------------------
Leonard Becker


/s/Richard Kaufman                           Director                                       December 8, 2000
--------------------------------
Richard Kaufman

/s/Michael DeLuca                            Director                                       December 8, 2000
--------------------------------
Michael DeLuca

/s/Harold Sussman                            Director                                       December 8, 2000
--------------------------------
Harold Sussman




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